As filed with the Securities and Exchange Commission on August 7, 2026

Registration No. 333-283122

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WAVE LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	42-2115035
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

733 Concord Avenue

Cambridge, Massachusetts 02138

+1-617-949-2900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

(800) 677-3394

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William C. Hicks, Esq. John T. Rudy, Esq. Nishant Dharia, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000	Linda Rockett, Esq. Senior Vice President, General Counsel Wave Life Sciences, Inc. c/o 733 Concord Avenue Cambridge, MA 02138 (617) 949-2900

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1, or the Amendment, to the Registration Statement on Form S-3, or the Registration Statement, File No. 333-283122 (the “Registration Statement”), as originally filed by Wave Life Sciences Ltd., a public company limited by shares incorporated under the laws of the Republic of Singapore, or Wave Singapore, with the U.S. Securities and Exchange Commission, or the SEC, on November 12, 2024 and became effective immediately upon filing, is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended, or the Securities Act, by Wave Life Sciences, Inc., a newly established Delaware corporation, or Wave, as the successor to Wave Singapore.

At Wave Singapore’s Special Meeting of Shareholders on June 22, 2026, shareholders of Wave Singapore approved a scheme of arrangement under Singapore law, or the Scheme of Arrangement, to change its legal domicile from the Republic of Singapore to the State of Delaware, pursuant to which all issued ordinary shares in the capital of Wave Singapore as of immediately prior to the effective time of the Scheme of Arrangement were exchanged on a one-for-one basis for newly issued shares of common stock of Wave, and Wave Singapore became a subsidiary of Wave, or the Redomiciliation. The Singapore High Court approved the Scheme of Arrangement on July 14, 2026, and the Redomiciliation was effectuated on August 7, 2026, or the Effective Date. For the purposes of this Amendment and the Registration Statement, references to the “Company”, the “Registrant”, “we”, “our”, “us” and similar terms mean, as of any time prior to the Redomiciliation, Wave Singapore, and, as of any time after the Redomiciliation, Wave.

The rights of stockholders of Wave are now governed by Delaware law, the certificate of incorporation of Wave (the “Certificate of Incorporation”) and the bylaws of Wave (the “Bylaws”), which were adopted in connection with the Redomiciliation. Delaware law, the Certificate of Incorporation and the Bylaws contain provisions that differ in certain respects from Wave Singapore’s organizational documents and Singapore law. A description of the rights of stockholders before and after the Redomiciliation is described in the final proxy statement, which was filed by Wave Singapore with the Securities and Exchange Commission, or the Commission, on May 7, 2026.

This Amendment is being filed to reflect any material changes made in connection with or resulting from the redomiciliation or necessary to keep the Registration Statement from being misleading in any material respect. This Amendment shall become effective immediately upon filing with the SEC.

Unless the context otherwise indicates, references to “Wave,” the “company,” “we,” “our,” “us” or similar terms refer to Wave Life Sciences, Inc. and our wholly-owned subsidiaries.

The prospectus contained herein incorporates by reference certain documents filed by us prior to the Effective Date, which will not reflect the change in our domicile, among other things, and any filings that we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the Effective Date. With respect to such information, or any other information contained or incorporated by reference herein that is modified by information subsequently incorporated by reference herein, the statements or information previously contained or incorporated herein shall also be deemed modified or superseded in the same manner.

No additional securities are being registered under this Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement. Accordingly, no further registration fee is required.

This Amendment contains:

•	a base prospectus which covers the offering, issuance and sale by us of the securities identified below from time to time in one or more offerings; and

•

amendment no. 1 to the sales agreement prospectus, dated November 12, 2024, covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $250,000,000 of our common stock that may be issued and sold from time to time under an Amended and Restated Open Market Sale AgreementSM, dated as of August 7, 2026 (the “Sales Agreement”), entered into with Jefferies LLC. As of the date of this Amendment, we had issued and sold our common stock having an aggregate offering price of $101,381,538 pursuant to our original sales agreement with Jefferies LLC under the Registration Statement, which results in up to $148,618,462 of our common stock that may be sold under the sales agreement pursuant to the amendment No. 1 to the sales agreement prospectus.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be issued and sold under the Sales Agreement are specified in the sales agreement prospectus that immediately follows the base prospectus.

PROSPECTUS

COMMON STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, any combination of the securities described in this prospectus, either individually or in units. We may also offer shares of common stock upon conversion of or exchange for the debt securities; or shares of common stock or debt securities upon the exercise of warrants or rights.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The Nasdaq Global Market under the symbol “WVE.” On August 3, 2026, the last reported sale price of our common stock was $5.74 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 5 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 7, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

By accepting this prospectus, the recipient hereof represents and warrants that such recipient is entitled to receive it in accordance with the restrictions set forth above and agrees to be bound by the limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise indicates, references to “Wave,” the “company,” “we,” “our,” “us” or similar terms refer to Wave Life Sciences, Inc. and our wholly-owned subsidiaries.

We have proprietary rights to trademarks, trade names and service marks appearing in this prospectus and the documents incorporated by reference herein that are important to our business. All trademarks, trade names and service marks appearing in this prospectus and the documents incorporated by reference herein are the property of their respective owners. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such reference should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

About Wave Life Sciences

We are a clinical-stage biotechnology company focused on unlocking the broad potential of ribonucleic acid, or RNA, medicines (also known as oligonucleotides), or those targeting RNA, to transform human health. Our RNA medicines platform, PRISM®, combines multiple RNA medicine modalities, chemistry innovation, and deep insights in human genetics to deliver scientific breakthroughs that treat both rare and common disorders. Our toolkit of RNA-targeting modalities, including RNA interference, or RNAi (SpiNA), and RNA editing (AIMers), provides us with unmatched capabilities for designing and sustainably delivering candidates that optimally address disease biology. Our pipeline is focused on our obesity (WVE-007), alpha-1 antitrypsin deficiency, or AATD (WVE-006), and PNPLA3 I148M liver disease (WVE-008) programs, and also includes clinical programs for Duchenne muscular dystrophy, or DMD, and Huntington’s disease, as well as several preclinical programs utilizing our versatile RNA medicines platform.

We were founded on the recognition that there was a significant, untapped opportunity to use chemistry innovation to tune the pharmacological properties of oligonucleotides. We have more than a decade of experience challenging convention related to oligonucleotide design and pioneering novel chemistry modifications to optimize the pharmacological properties of our molecules. We have seen in clinical trials that these chemistry modifications enhance potency, distribution, and durability of effect of our molecules.

Our novel chemistry also allows us to avoid using complex delivery vehicles, such as lipid nanoparticles and viruses, and instead use clinically proven conjugates (e.g., N-acetylgalactosamine, or GalNAc) or free uptake for delivery to a variety of cell and tissue types. We maintain strong and broad intellectual property, including for our novel chemistry modifications.

Our best-in-class chemistry capabilities have also unlocked new areas of biology, such as harnessing adenosine deaminases acting on RNA enzymes for messenger RNA, correction and upregulation, selectively silencing a mutant allele, and more. By opening up new areas of biology, we have also opened up new opportunities to slow, stop, or reverse disease and have expanded the possibilities offered through our platform.

The inspiration for our multimodal platform is based on the recognition that the biological machinery (i.e., enzymes) needed to address human disease already exists within our cells and can be harnessed for therapeutic purposes with the right tools. We believe that we have built the most versatile toolkit of RNA-targeting modalities in the industry, with multiple means of repairing, restoring, or reducing proteins and designing best-fit solutions based on the unique biology of a given disease target. We are actively advancing programs across modalities, including RNAi (silencing), RNA editing, which uses novel A-to-I RNA editing oligonucleotides, or AIMers, antisense silencing, and splicing. We have also advanced novel bifunctional modalities designed to silence multiple targets or silence one target while simultaneously editing or upregulating another unique target.

We intentionally focus on targeting the transcriptome using oligonucleotides rather than other nucleic acid modalities such as gene therapy and deoxyribunocleic acid, or DNA, editing. This focus enables us to:

•	Leverage diversity of expression across cell types by modulating the many regulatory pathways that impact gene expression, including transcription, endogenous RNAi pathways, splicing, and translation;

•	Address diseases that have historically been difficult to treat with small molecules or biologics;

•	Access a variety of tissue types or cell types throughout the body and modulate the frequency of dosing for broad distribution in tissues over time;

•	Avoid the risk of permanent off-target genetic changes and other challenges associated with DNA editing or gene therapy approaches; and

•	Leverage well-established industry manufacturing processes and regulatory, access and reimbursement pathways.

We are currently prioritizing lead programs that use GalNAc delivery for hepatic and metabolic diseases, each of which has potential to translate powerful human genetic insights into potentially transformational RNA medicines:

•	WVE-007 is a GalNAc-conjugated small interfering RNA, or siRNA, (SpiNA design) targeting inhibin ßE for obesity;

•	WVE-006 is a GalNAc-conjugated RNA editing oligonucleotide (AIMer) for AATD;

•	WVE-008 is a GalNAc-conjugated RNA editing oligonucleotide (AIMer) for PNPLA3 I148M liver disease.

Our clinical-stage portfolio also includes WVE-N531, an exon 53 splicing oligonucleotide for DMD, and WVE-003, an allele-selective oligonucleotide designed to lower mutant huntingtin protein and preserve healthy, wild-type huntingtin protein. We are also advancing several emerging siRNA and RNA editing programs targeting both hepatic and extra-hepatic tissues.

Corporate History and Information

We were incorporated under the name Wave Life Sciences Pte. Ltd. (Registration No.: 201218209G) under the laws of Singapore on July 23, 2012. On November 16, 2015, we closed our initial public offering. In preparation for our initial public offering, on November 5, 2015, Wave Life Sciences Pte. Ltd. converted from a private limited company to a public limited company known as Wave Life Sciences Ltd., or Wave Singapore. On August 7, 2026, we changed our legal domicile from the Republic of Singapore to the State of Delaware by way of a scheme of arrangement, or the Scheme of Arrangement, pursuant to which all issued ordinary shares in the capital of Wave Singapore as of immediately prior to the effective time of the Scheme of Arrangement were exchanged on a one-for-

one basis for newly issued shares of common stock of Wave, and Wave Singapore became a subsidiary of Wave. Wave has five wholly-owned subsidiaries: Wave Singapore; Wave Life Sciences USA, Inc., or Wave USA, a Delaware corporation (formerly Ontorii, Inc.); Wave Life Sciences Japan, Inc., or Wave Japan, a company organized under the laws of Japan (formerly Chiralgen., Ltd.); Wave Life Sciences Ireland Limited, or Wave Ireland, a company organized under the laws of Ireland; and Wave Life Sciences UK Limited, or Wave UK, a company organized under the laws of the United Kingdom.

Our registered office is located at 1209 Orange Street, Wilmington, DE 19801, U.S.A.

Our corporate website address is www.wavelifesciences.com. The information on our website is not part of this prospectus or incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website in deciding whether to purchase shares of our common stock. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and all amendments to such reports are made available free of charge through the “For Investors & Media—Financial Information” section of our website as soon as reasonably practicable after they have been filed or furnished with the SEC.

Offerings Under This Prospectus

Under this prospectus, we may offer shares of common stock, various series of debt securities and/or warrants or rights, either individually or in units from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any; and

•	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We and our agents or underwriters reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities may contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K on file with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties that relate to future events or to our future operations or financial performance. In some cases, forward-looking statements are identified by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goals,” “intend,” “likely,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “target,” “will” and “would” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these identifying words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, any accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference, such statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements include statements about:

•	our ability to fund our future operations;

•	our financial position, revenues, costs, expenses, uses of cash and capital requirements;

•	our need for additional financing or the period for which our existing cash resources will be sufficient to meet our operating requirements;

•

the success, progress, number, scope, cost, duration, timing or results of our research and development activities, preclinical studies and clinical trials, including the timing for initiation or completion of or availability of results from any preclinical studies and clinical trials or for submission, review or approval of any regulatory filing;

•	the timing of, and our ability to, obtain and maintain regulatory approvals for any of our product candidates;

•	the potential benefits that may be derived from any of our product candidates;

•	our strategies, prospects, plans, goals, expectations, forecasts or objectives;

•	the success of our collaborations with third parties;

•	any payment that our collaboration partners may make to us;

•	our ability to identify and develop new product candidates;

•	our intellectual property position;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our expected uses of the net proceeds from any offering of our securities;

•	our ability to develop sales and marketing capabilities;

•	our estimates regarding future expenses and needs for additional financing;

•	our ability to identify, recruit and retain key personnel;

•	our financial performance;

•	developments and projections relating to our competitors in the industry;

•	our liquidity and working capital requirements;

•	the expected impact of new accounting standards; and

•

our expectations regarding the impact of any local and global health epidemics on our business, including our research and development activities, preclinical studies and clinical trials, supply of drug product and workforce.

You should refer to the section titled “Risk Factors” of this prospectus and in our other filings with the SEC for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure that the forward-looking statements in this prospectus, any accompanying prospectus or the documents we have filed with the SEC that are incorporated by reference will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, these statements should not be regarded as representations or warranties by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements as predictions of future events.

You should read this prospectus, any accompanying prospectus supplement, the documents that we have incorporated by reference herein and therein and the documents we have filed as exhibits to the registration statement, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, clinical trial costs and other research and development expenses; continued investment in our drug development platform; and working capital, capital expenditures and general and administrative expenses. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK

General

Our amended and restated certificate of incorporation, as amended, or the Amended and Restated Certificate of Incorporation, authorizes 500,000,000 shares of common stock, $0.001 par value per share, and 30,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of our stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. As a result, subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, at a duly called or convened meeting of stockholders at which a quorum is present, a plurality of the votes cast will be able to elect all of the directors then standing for election.

Dividends

Subject to the rights of the holders of any class or series of preferred stock as may be set forth in the certificate of designations for such class or series of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. Dividends may be paid in cash, in property or in shares of our capital stock. Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our results of operations, financial condition, contractual restrictions and capital requirements, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors our board of directors may consider relevant.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock will have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock, including any series of preferred stock that we may designate in the future.

Fully Paid and Non-Assessable

All outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Our Amended and Restated Certificate of Incorporation authorizes our board to issue preferred stock in one or more series and to determine the preferences, limitations and relative rights of any shares of preferred stock that it shall choose to issue, without vote or action by the stockholders.

Pre-Funded Warrants

Our outstanding pre-funded warrants are exercisable at any time after their original issuance and on or prior to 5:00 p.m. (New York City time) on the five-year anniversary of their original issuance. The pre-funded warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of share(s) of our common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may elect to exercise the pre-funded warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of our common stock will be issued in connection with the exercise of a pre-funded warrant.

Exercise Limitations

Unless and until the Stockholder Approval (as defined below) is obtained, we may not effect the exercise of any pre-funded warrants, and a holder will not be entitled to exercise any portion of any pre-funded warrants, which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed, depending on the terms of the applicable pre-funded warrants and in certain cases at the election of the holder, either 4.99%, 9.99% or 19.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed, depending on the terms of the applicable pre-funded warrants and in certain cases at the election of the holder, either 4.99%, 9.99% or 19.99% of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder may increase or decrease such percentage to any other percentage not exceeding 19.99%, in the case of an increase, upon 61 days’ prior notice from the holder to us.

Upon the written request of the holder delivered to us, we will be required to use commercially reasonable efforts to obtain stockholder approval, or the Stockholder Approval, at our next regularly scheduled annual meeting of stockholders, for the issuance of the pre-funded warrant shares upon the exercise of all or any portion of the pre-funded warrants such that such issuance of pre-funded warrant shares will comply with the Listing Rules of the Nasdaq Stock Market LLC, including, without limitation, Listing Rule 5635, and applicable law. In the event that the holder requests the Stockholder Approval, we will be required to use commercially reasonable efforts to obtain Stockholder Approval at our next regularly scheduled annual meeting, and if Stockholder Approval is not obtained at such meeting for any reason, then the holder may again request Stockholder Approval each year pursuant to and subject to the terms of the pre-funded warrants, at each of our subsequent regularly scheduled annual meetings that occur prior to the termination date of the pre-funded warrants. We will not be obligated to seek the Stockholder Approval at any stockholder meeting other than our regularly scheduled annual stockholder meeting, and such written request of the holder must be received by us at least 90 days in advance of such annual meeting.

Exercise Price

The exercise price per whole share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.0001 per share of common stock, as adjusted from time to time. The exercise price of the pre-funded warrants and the number of shares of common stock issuable upon exercise of the pre-funded warrants will be subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our common stock.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

We do not plan on applying to list the pre-funded warrants on The Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock or any person or group becoming the beneficial owner of 50% of the voting power (represented by our outstanding common stock), upon consummation of such a fundamental transaction, holders of pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the pre-funded warrants.

No Rights as a Stockholder

Except by virtue of a holder of a pre-funded warrant’s ownership of our common stock, such holder does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant. In the event of certain distributions, including cash dividends, if any, to all holders of our common stock for no consideration, the holder of a pre-funded warrant will be entitled to participate in such distributions to the same extent as if a holder of our common stock, subject to not exceeding the ownership limitations described above under “—Exercise Limitations,” in which case such distribution would be held in abeyance for the benefit of such holder until the earlier of such time as the ownership limitations would not be exceeded or the pre-funded warrant is exercised.

Annual Stockholder Meetings

Our Amended and Restated Certificate of Incorporation and amended and restated bylaws, or the Amended and Restated Bylaws, provide that annual stockholder meetings will be held at a date, place (if any) and hour, as exclusively selected by our board of directors. To the extent permitted under applicable law, we may but are not obligated to conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law

The General Corporation Law of the State of Delaware, or the DGCL, contains and our governing documents contain provisions that may delay, defer or discourage another party from acquiring control of the Company. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they will also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three (3) years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three (3) years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock and a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.

Stockholder Action and Special Stockholder Meetings

Our Amended and Restated Certificate of Incorporation provides that, except as otherwise provided therein or in the applicable certificate of designation related to any series of preferred stock, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of its stockholders and may not be effected by any consent in writing by our stockholders. Our Amended and Restated Certificate of Incorporation provides, subject to the special rights of the holders of one or more outstanding series of preferred stock, that special meetings of our stockholders may be called only by or at the direction of our board, the Chairperson of our board or our Chief Executive Officer or President, thus prohibiting a stockholder (in his, her or its capacity as a stockholder) from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Amended and Restated Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our Amended and Restated Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Supermajority Requirements for Certain Amendments of our Amended and Restated Certificate of Incorporation

Certain amendments to our Amended and Restated Certificate of Incorporation require the approval of 66-2/3% of the voting power of all then-outstanding shares of the Company entitled to vote thereon, voting together as a single class.

Composition of the Board of Directors; Election and Removal of Directors; Filling Vacancies

Our board will determine from time to time by resolution the total number of directors that will constitute the whole board of directors. Subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, in any election of directors at a duly called or convened meeting of stockholders at which a quorum is present, a director nominee for our board will be elected by the affirmative vote of a plurality of the votes cast with respect to such director. An incumbent director who is nominated for an election and fails to receive a plurality of the votes present and voting for such director’s re-election would be expected to tender their resignation to the Company. Our directors are elected and shall hold office until the next annual election and until their respective successors are duly elected and qualified.

Our Amended and Restated Certificate of Incorporation provides that, subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, directors may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding voting stock entitled to vote at an election of directors. Furthermore, subject to (i) the special rights of the holders of one or more outstanding series of preferred stock to elect directors and (ii) the rights of our stockholders to fill a vacancy created by the removal of a director at a meeting of stockholders held for that purpose, a majority of our board will have the exclusive right to appoint a director to fill a vacancy created by the expansion of our board or the resignation, death or removal of a director. This system of electing and removing directors and filling vacancies may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Choice of Forum

Our Amended and Restated Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, (i) the Court of Chancery of the State of Delaware is the exclusive forum for: any derivative action, suit or proceeding brought on our behalf; any action, suit or proceeding asserting a claim of a breach of fiduciary duty; any action, suit or proceeding asserting a claim against us arising pursuant to the DGCL or our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws or any action, suit or proceeding asserting a claim against us that is governed by the internal affairs doctrine, and (ii) the federal district courts of the United States is the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint.

Any person or entity purchasing or otherwise acquiring or holding or owning (or continuing to hold or own) any interest in any of our securities shall be deemed to have notice of and consented to the foregoing provisions. Although we believe these exclusive forum provisions benefit us by providing increased consistency in the application of Delaware law and federal securities laws in the types of lawsuits to which each applies, the exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our current or former directors, officers, stockholders or other employees, which may discourage such lawsuits against us or our current and former directors, officers, stockholders and other employees. In addition, our stockholders may incur additional costs as a result of these exclusive forum provisions. Our stockholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder as a result of our exclusive forum provisions.

Although our Amended and Restated Certificate of Incorporation contains the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable. If a court were to find the exclusive forum provision contained in our Amended and Restated Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur significant additional costs associated with resolving such dispute, as well as resolving such action in other jurisdictions, all of which may adversely affect our business, financial condition and results of operations.

Limitations of Liability and Indemnification Matters

Our Amended and Restated Certificate of Incorporation provides that we have the power to provide rights to indemnification and advancement of expenses to, among others, our current and former directors and officers. The DGCL provides that a corporation’s certificate of incorporation may not eliminate or limit the liability of:

•	a director or officer for any breach of the director or officer’s duty of loyalty to the corporation or its stockholders;

•	a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	a director pursuant to Section 174 of the DGCL;

•	a director or officer for any transaction from which the director or officer derived an improper personal benefit; or

•	an officer in any action by or in the right of the corporation.

Our Amended and Restated Bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by law. We are also required to advance certain expenses (including attorneys’ fees) to our directors and officers and are expressly authorized to carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. Wave Singapore has entered into agreements to indemnify the Wave Singapore directors and executive officers, and we expect to enter into agreements to indemnify our directors and executive officers as determined by our board. With specified exceptions, these agreements provide for indemnification for related expenses, including, among other things, attorneys’ fees, judgments, fines and settlement amounts actually and reasonably incurred by any of these individuals in any action or proceeding to the fullest extent permitted by applicable law. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for any breach of fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damages.

Uncertificated Shares

Holders of shares of our capital stock do not have the right to require us to issue certificates for their shares. While we may in the future issue certificated shares, our current expectation is that we will only issue uncertificated shares going forward.

Stock Exchange Listing

Our common stock is listed on The Nasdaq Global Market under the symbol “WVE.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall Street, Canton, Massachusetts 02021.

Registration Rights Agreements

Registration Rights under Wave Singapore’s Share Purchase Agreement with Pfizer

The Share Purchase Agreement, or the Pfizer Share Purchase Agreement, dated as of May 5, 2016, by and between Wave Singapore and an affiliate of Pfizer Inc., or the Pfizer Affiliate, providing the Pfizer Affiliate with certain registration rights relating to the Wave Singapore ordinary shares purchased by the Pfizer Affiliate pursuant to the Pfizer Share Purchase Agreement was assigned to and assumed by us such that the existing rights and restrictions in the Pfizer Share Purchase Agreement apply in respect of the Pfizer Affiliate’s holdings of our common stock received in exchange for its Wave Singapore ordinary shares.

Under the terms of the Pfizer Share Purchase Agreement, pursuant to which the Pfizer Affiliate purchased 1,875,000 Wave Singapore ordinary shares, or the Pfizer Shares, subject to certain conditions and limitations, we provided certain demand registration rights to the Pfizer Affiliate in order to register all or a portion of the Pfizer Shares (which are shares of our common stock) purchased by the Pfizer Affiliate. The Pfizer Share Purchase Agreement also provides the Pfizer Affiliate with certain “piggyback” registration rights for a certain period of time, subject to certain conditions and limitations, such that when we propose to register shares of our common stock for account, the Pfizer Affiliate will have the right to include some or all of the Pfizer Shares in such registration. The Pfizer Share Purchase Agreement also contains other customary terms and conditions of the parties with respect to the registration of the Pfizer Shares.

Registration Rights under Wave Singapore’s Share Purchase Agreement and Investor Agreement with GSK

The Share Purchase Agreement, or the GSK Share Purchase Agreement, dated as of December 13, 2022, by and between Wave Singapore and Glaxo Group Limited, or GGL, an affiliate of GlaxoSmithKline Intellectual Property (No. 3), or GSK, and the related Investor Agreement, or the GSK Investor Agreement, and together with the GSK Share Purchase Agreement, the GSK Agreements, dated as of January 26, 2023, by and between Wave Singapore and GGL providing GGL with certain registration rights relating to the Wave Singapore ordinary shares purchased by GGL pursuant to the GSK Share Purchase Agreement was assumed by us such that the existing rights and restrictions in the GSK Agreements apply in respect of GGL’s holdings of our common stock received in exchange for its Wave Singapore ordinary shares.

Under the terms of the GSK Investor Agreement, pursuant to which GGL purchased 10,688,762 Wave Singapore ordinary shares, or the GGL Shares, subject to certain conditions and limitations, we provided certain demand registration rights to GGL in order to register all or a portion of the GGL Shares (which are shares of our common stock) purchased by GGL. The GSK Investor Agreement also provides GGL with certain “piggyback” registration rights for a certain period of time, subject to certain conditions and limitations, such that when we propose to register shares of our common stock for account, GGL will have the right to include some or all of the GGL Shares in such registration. The GSK Investor Agreement also contains other customary terms and conditions of the parties with respect to the registration of GGL Shares.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture, or the Trust Indenture Act. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	the aggregate principal amount and any limit on the amount that may be issued;

•

the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date and the date or dates on which principal will be payable;

•

the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place or places where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•

the date, if any, on which, and the price at which, we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our shares of common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in the Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium, if any, and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•

the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, DTC or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our shares of common stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Warrants for the purchase of shares of common stock and/or debt securities will be in registered form only. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax considerations;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the shares of common stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase our shares of common stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, shares of common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of our shares of common stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of our shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of our shares of common stock, one or more debt securities, warrants, or rights for the purchase of our shares of common stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any shares of common stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus and may also engage in “at the market” offerings as defined in Rule 415 of the Securities Act. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so, indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Our shares of common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on The Nasdaq Global Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Wave Life Sciences Ltd. as of December 31, 2025 and 2024, and for the each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s website at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may obtain a copy of the registration statement, including the exhibits and schedules, from the SEC’s website.

We also maintain a website at http://www.wavelifesciences.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained from the SEC’s website at http://www.sec.gov. The documents we are incorporating by reference are:

•

our Annual Report on Form 10-K for the year ended December 31, 2025 that we filed with the SEC on February  26, 2026, as amended by Amendment No. 1 to our Annual Report on Form 10-K that we filed with the SEC on April 30, 2026;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026 that we filed with the SEC on April 28, 2026 and July 30, 2026, respectively;

•

our Current Reports on Form 8-K that we filed with the SEC on February 2, 2026, March  26, 2026, April  15, 2026, April  21, 2026, May  18, 2026, June  26, 2026 and August 7, 2026 (in each case, except for information contained therein which is furnished rather than filed);

•

the description of our common stock that is contained in our Current Report on Form 8-K filed with the SEC on August 7, 2026 pursuant to Rule 12g-3(a) promulgated under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•

all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

The SEC file number for each of the documents listed above is 001-37627.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

Wave Life Sciences, Inc.

c/o 733 Concord Avenue

Cambridge, MA 02138, USA

ATTN: Investor Relations

You may also access these documents on our website, http://www.wavelifesciences.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Common Stock

Debt Securities

Warrants

Rights

Units

PROSPECTUS

August 7, 2026

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

Amendment No. 1 Dated August 7, 2026

To Prospectus dated November 12, 2024

Up to $250,000,000 of Common Stock

We have entered into an Amended and Restated Open Market Sale AgreementSM, dated August 7, 2026, or the Sales Agreement, with Jefferies LLC, or Jefferies, relating to shares of our common stock, $0.001 par value per share, offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $250,000,000 from time to time through Jefferies, acting as sales agent. The Sales Agreement amends and restates in full the Open Market Sale AgreementSM , dated May 19, 2019, as amended, or the Original Sales Agreement, between Wave Life Sciences, Ltd., our predecessor in interest, and Jefferies. As of the date of this amendment no. 1 to the prospectus dated November 12, 2024, which we collectively refer to as the prospectus, we had previously issued and sold our shares having an aggregate offering price of $101,381,538 pursuant to the Original Sales Agreement under this Registration Statement. Accordingly, under this prospectus, in accordance with the terms of the Sales Agreement, we may offer and sell our common stock having an aggregate offering price of up to $148,618,462 from time to time pursuant to the Sales Agreement. Sales of shares of our common stock, if any, may be made on The Nasdaq Global Market at market prices and such other sales as agreed upon by us and Jefferies, as the case may be.

Our common stock is listed on The Nasdaq Global Market under the symbol “WVE.” On August 3, 2026, the last reported sale price of our common stock on The Nasdaq Global Market was $5.74 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific number or dollar amount of securities but will act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between us and Jefferies. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share of common stock sold under the Sales Agreement. See “Plan of Distribution” beginning on page S-27 for additional information regarding the compensation to be paid to Jefferies. In connection with the sale of shares of common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Investing in shares of our common stock involves a high degree of risk. See the information contained under “Risk Factors” beginning on page S-7 of this prospectus and the documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus is August 7, 2026.

We are responsible for the information contained and incorporated by reference in this prospectus and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $250,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering.

If the information contained in this prospectus differs or varies from the information contained in any document incorporated by reference herein that was filed with the SEC before the date of this prospectus, you should rely on the information set forth in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a subsequently filed document deemed incorporated by reference in this prospectus), the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the sales agent has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus or contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We and the sales agent take no responsibility for and can provide no assurance as to the reliability of, any other information that others may provide.

The information contained in this prospectus and the documents incorporated by reference herein is accurate only as of their respective dates, regardless of the time of delivery of any such document or the time of any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus in making your investment decision. You should read this prospectus, as well as the documents incorporated by reference herein, the additional information described under the section titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering, before investing in our shares of common stock.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

By accepting this prospectus, the recipient hereof and thereof represents and warrants that such recipient is entitled to receive it in accordance with the restrictions set forth above and agrees to be bound by the limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.

We are offering to sell, and seeking offers to buy, our shares of common stock only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus and the offering of our shares of common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our shares of common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise indicates, references to “Wave,” the “company,” “we,” “our,” “us” or similar terms refer to Wave Life Sciences, Inc. and our wholly-owned subsidiaries.

We have proprietary rights to trademarks, trade names and service marks appearing in this prospectus and the documents incorporated by reference herein that are important to our business. All trademarks, trade names and service marks appearing in this prospectus and the documents incorporated by reference herein are the property of their respective owners. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such reference should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in this prospectus and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and the documents incorporated by reference herein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

About Wave Life Sciences

We are a clinical-stage biotechnology company focused on unlocking the broad potential of ribonucleic acid, or RNA, medicines (also known as oligonucleotides), or those targeting RNA, to transform human health. Our RNA medicines platform, PRISM®, combines multiple RNA medicine modalities, chemistry innovation, and deep insights in human genetics to deliver scientific breakthroughs that treat both rare and common disorders. Our toolkit of RNA-targeting modalities, including RNA interference, or RNAi (SpiNA), and RNA editing (AIMers), provides us with unmatched capabilities for designing and sustainably delivering candidates that optimally address disease biology. Our pipeline is focused on our obesity (WVE-007), alpha-1 antitrypsin deficiency (“AATD”) (WVE-006) and PNPLA3 I148M liver disease (WVE-008) programs, and also includes clinical programs for Duchenne muscular dystrophy, or DMD, and Huntington’s disease, as well as several preclinical programs utilizing our versatile RNA medicines platform.

We were founded on the recognition that there was a significant, untapped opportunity to use chemistry innovation to tune the pharmacological properties of oligonucleotides. We have more than a decade of experience challenging convention related to oligonucleotide design and pioneering novel chemistry modifications to optimize the pharmacological properties of our molecules. We have seen in clinical trials that these chemistry modifications enhance potency, distribution, and durability of effect of our molecules.

Our novel chemistry also allows us to avoid using complex delivery vehicles, such as lipid nanoparticles and viruses, and instead use clinically proven conjugates (e.g., N-acetylgalactosamine, or GalNAc) or free uptake for delivery to a variety of cell and tissue types. We maintain strong and broad intellectual property, including for our novel chemistry modifications.

Our best-in-class chemistry capabilities have also unlocked new areas of biology, such as harnessing adenosine deaminases acting on RNA enzymes for messenger RNA correction and upregulation, selectively silencing a mutant allele, and more. By opening up new areas of biology, we have also opened up new opportunities to slow, stop, or reverse disease and have expanded the possibilities offered through our platform.

The inspiration for our multimodal platform is based on the recognition that the biological machinery (i.e., enzymes) needed to address human disease already exists within our cells and can be harnessed for therapeutic purposes with the right tools. We believe that we have built the most versatile toolkit of RNA-targeting modalities in the industry, with multiple means of repairing, restoring, or reducing proteins and designing best-fit solutions based on the unique biology of a given disease target. We are actively advancing programs across modalities, including RNAi (silencing), RNA editing, which uses novel A-to-I RNA editing oligonucleotides, or AIMers, antisense silencing, and splicing. We have also advanced novel bifunctional modalities designed to silence multiple targets or silence one target while simultaneously editing or upregulating another unique target.

We intentionally focus on targeting the transcriptome using oligonucleotides rather than other nucleic acid modalities such as gene therapy and deoxyribonucleic acid, or DNA, editing. This focus enables us to:

•	Leverage diversity of expression across cell types by modulating the many regulatory pathways that impact gene expression, including transcription, endogenous RNAi pathways, splicing, and translation;

•	Address diseases that have historically been difficult to treat with small molecules or biologics;

•	Access a variety of tissue types or cell types throughout the body and modulate the frequency of dosing for broad distribution in tissues over time;

•	Avoid the risk of permanent off-target genetic changes and other challenges associated with DNA editing or gene therapy approaches; and

•	Leverage well-established industry manufacturing processes and regulatory, access and reimbursement pathways.

We are currently prioritizing lead programs that use GalNAc delivery for hepatic and metabolic diseases, each of which has potential to translate powerful human genetic insights into potentially transformational RNA medicines:

•	WVE-007 is a GalNAc-conjugated small interfering RNA, or siRNA, (SpiNA design) targeting inhibin ßE for obesity;

•	WVE-006 is a GalNAc-conjugated RNA editing oligonucleotide (AIMer) for AATD;

•	WVE-008 is a GalNAc-conjugated RNA editing oligonucleotide (AIMer) for PNPLA3 I148M liver disease.

Our clinical-stage portfolio also includes WVE-N531, an exon 53 splicing oligonucleotide for DMD, and WVE-003, an allele-selective oligonucleotide designed to lower mutant huntingtin protein and preserve healthy, wild-type huntingtin protein. We are also advancing several emerging siRNA and RNA editing programs targeting both hepatic and extra-hepatic tissues.

Corporate History and Information

We were incorporated under the name Wave Life Sciences Pte. Ltd. (Registration No.: 201218209G) under the laws of Singapore on July 23, 2012. On November 16, 2015, we closed our initial public offering. In preparation for our initial public offering, on November 5, 2015, Wave Life Sciences Pte. Ltd. converted from a private limited company to a public limited company known as Wave Life Sciences Ltd., or Wave Singapore. On August 7, 2026, we changed our legal domicile from the Republic of Singapore to the State of Delaware by way of a scheme of arrangement, or the Scheme of Arrangement, pursuant to which all issued ordinary shares in the capital of Wave

Singapore as of immediately prior to the effective time of the Scheme of Arrangement were exchanged on a one-for-one basis for newly issued shares of common stock of Wave, and Wave Singapore became a subsidiary of Wave. Wave has five wholly-owned subsidiaries: Wave Singapore; Wave Life Sciences USA, Inc., or Wave USA, a Delaware corporation (formerly Ontorii, Inc.); Wave Life Sciences Japan, Inc., or Wave Japan, a company organized under the laws of Japan (formerly Chiralgen., Ltd.); Wave Life Sciences Ireland Limited, or Wave Ireland, a company organized under the laws of Ireland; and Wave Life Sciences UK Limited, or Wave UK, a company organized under the laws of the United Kingdom.

Our registered office is located at 1209 Orange Street, Wilmington, DE 19801, U.S.A.

Our corporate website address is www.wavelifesciences.com. The information on our website is not part of this prospectus or incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website in deciding whether to purchase our shares of common stock. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and all amendments to such reports are made available free of charge through the “For Investors & Media—Financial Information” section of our website as soon as reasonably practicable after they have been filed or furnished with the SEC.

THE OFFERING

Shares of common stock offered by us:	Shares of common stock having an aggregate offering price of up to $250,000,000.

Shares of common stock to be outstanding after this offering:	Up to 236,831,628 shares of common stock (as more fully described in the notes following this table), assuming sales of 43,554,006 shares of common stock in this offering at an assumed offering price of $5.74 per share, which was the last reported sale price of our common stock on The Nasdaq Global Market on August 3, 2026. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering:	“At the market offering” that may be made from time to time on The Nasdaq Global Market or other existing trading market for our shares of common stock through our sales agent, Jefferies LLC, or Jefferies. See “Plan of Distribution” on page S-27 of this prospectus.

Use of proceeds:	We intend to use the net proceeds from this offering for our operations and for other general corporate purposes, including, but not limited to, clinical trial costs and other research and development expenses; continued investment in our drug development platform; and working capital, capital expenditures and general and administrative expenses. See “Use of Proceeds.”

Risk factors:	Investing in our shares of common stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus and under similar headings in the documents incorporated by reference herein for a discussion of the factors you should carefully consider before deciding to invest in our shares of common stock.

Nasdaq Global Market symbol:	“WVE”

The number of shares of common stock to be outstanding after this offering is based on an aggregate of 193,277,622 shares of common stock outstanding as of June 30, 2026 and excludes:

•	10,777,604 shares of common stock issuable upon the exercise of pre-funded warrants outstanding as of June 30, 2026;

•

24,267,659 shares of common stock issuable upon the exercise of share options outstanding as of June 30, 2026, at a weighted average exercise price of $8.066 per share, of which 12,009,477 shares of common stock were exercisable as of such date;

•	3,180,057 restricted share units, or RSUs, outstanding as of June 30, 2026;

•	3,662,474 shares of common stock reserved for future issuance under our 2021 Equity Incentive Plan, as amended, or the 2021 Plan, as of June 30, 2026; and

•	2,070,902 shares of common stock reserved for future issuance under our 2019 Employee Share Purchase Plan, or the ESPP, as of June 30, 2026.

Except as otherwise indicated, all information in this prospectus assumes no exercise of outstanding options or pre-funded warrants, vesting of outstanding RSUs, or other issuance of shares under the 2021 Plan or ESPP, each as described above.

RISK FACTORS

Investing in our shares of common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto reflected in subsequent filings with the SEC, each of which are incorporated by reference in this prospectus, and all of the other information in this prospectus, including our financial statements and related notes incorporated by reference herein. If any of these risks are realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our shares of common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we currently believe to be immaterial may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment.

Risks Related to This Offering and Our Shares of Common Stock

If you purchase shares of common stock in this offering, you will suffer immediate dilution of your investment.

The public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after giving effect to this offering. If you purchase shares of common stock in this offering, you will incur an immediate and substantial dilution in net tangible book value of $2.79 per share. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.” In addition, in the past, we have issued options to acquire shares of common stock at prices significantly below the offering price, have issued pre-funded warrants with an exercise price of $0.0001 per share, have granted restricted share units, and have issued shares under our ESPP at a discount to market prices. To the extent these outstanding options or pre-funded warrants are ultimately exercised, these restricted share units vest or we otherwise issue shares under the 2021 Plan or ESPP, you will incur additional dilution.

Our management will have broad discretion over the use of the net proceeds from this offering, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you are relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for Wave.

Because we do not anticipate paying any cash dividends on our shares of common stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our shares of common stock. We anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends in the future. As a result, only appreciation of the price of our shares of common stock will provide a return to stockholders.

Sales of a significant number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of common stock.

Sales of a substantial number of our shares of common stock in the public markets could depress the market price of our shares of common stock and impair our ability to raise capital through the sale of additional equity securities. In addition, certain of our stockholders have the right to require us to register the sales of their shares under the Securities Act under agreements between us and such stockholders. See the section titled “Description of Capital Stock” for a more detailed description of these rights. We have also registered for resale on a registration statement on Form S-3 up to approximately 7.1 million shares of common stock held by certain executive officers, directors and their affiliates. We cannot predict the effect that future sales of our common stock would have on the market price of our shares of common stock.

The public market for our shares of common stock may not be liquid enough for our stockholders to sell their shares of common stock quickly or at market price, or at all.

Prior to the completion of our initial public offering, there was no public market for our shares of common stock. An active trading market for our shares may not develop or be maintained and our stockholders may not be able to sell their shares of common stock quickly or at the market price, or at all. Our executive officers, our directors and their respective affiliates, and our other significant stockholders beneficially own a significant portion of our outstanding shares of common stock, and therefore, liquidity in our shares of common stock is limited. Due to the limited liquidity in our shares of common stock, relatively small orders can have a disproportionate impact on the trading price of our shares. Further, the limited liquidity in our shares of common stock may also impair our ability to raise capital by conducting offerings of our shares of common stock and may impair our ability to enter into strategic partnerships or acquire companies or products by using our shares of common stock as consideration.

The market price of our shares of common stock is likely to be highly volatile, and our stockholders may lose some or all of their investment.

The market price of our shares of common stock is likely to be highly volatile, including in response to factors that are beyond our control. The stock market in general experiences extreme price and volume fluctuations. In particular, the market prices of securities of pharmaceutical and biotechnology companies are extremely volatile, and experience fluctuations that are often unrelated or disproportionate to the operating performance of these companies. These broad and sector-specific market fluctuations can result in extreme fluctuations in the price of our shares of common stock, regardless of our operating performance, and can cause our stockholders to lose some or all of their investment in the Company.

Our principal stockholders and management own a significant percentage of our shares of common stock and will be able to exert significant control over matters subject to stockholder approval.

Based on information publicly available to us as of June 30, 2026, our executive officers, our directors and their respective affiliates, and our other significant stockholders beneficially own a significant portion of our outstanding shares of common stock. As a result, these stockholders, if acting together, will continue to have significant influence over the outcome of corporate actions requiring stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets and any other significant corporate transaction. The interests of these stockholders may not be the same as or may even conflict with the interests of our other stockholders. For example, these stockholders could delay or prevent a change of control of our company, even if such a change of control would benefit our other stockholders, which could deprive stockholders of an opportunity to receive a premium for their shares of common stock as part of a sale of our company or our assets and might affect the prevailing market price of our shares of common stock. The significant concentration of share ownership may adversely affect the trading price of our shares of common stock due to investors’ perception that conflicts of interest may exist or arise.

We may incur significant costs from class action litigation due to share volatility.

Our share price has in the past and may in the future fluctuate for many reasons, including as a result of public announcements regarding the progress of our development efforts or the development efforts of our collaborators and/or competitors, the addition or departure of our key personnel, variations in our quarterly operating results and/or changes in market valuations of pharmaceutical and biotechnology companies. Holders of stock which has experienced significant price and trading volatility have occasionally brought securities class action litigation against the companies that issued the stock. If any of our stockholders were to bring a lawsuit of this type against us, even if the lawsuit is without merit, we could incur substantial costs defending the lawsuit. The lawsuit could also divert the time and attention of our management, which could harm our business.

Sales of additional shares of common stock could cause the price of our shares of common stock to decline.

Sales of substantial amounts of our shares of common stock in the public market, or the availability of such shares for sale, by us or others, including the issuance of shares of common stock upon exercise of outstanding options, or the perception that such sales could occur, could adversely affect the price of our shares of common stock. Certain of our stockholders have in the past required us, or have the right to require us, to register the sales of their shares under the Securities Act under agreements between us and such stockholders.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

The trading market for our shares of common stock may depend in part on the research and reports that securities or industry analysts publish about us or our business. If too few securities or industry analysts cover our company, the trading price for our shares of common stock would likely be negatively impacted. If one or more of the analysts who cover us downgrade our shares of common stock or publish inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our shares of common stock could decrease, which might cause our share price and trading volume to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties that relate to future events or to our future operations or financial performance. In some cases, forward-looking statements are identified by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goals,” “intend,” “likely,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “target,” “will” and “would” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these identifying words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and the documents that we have filed with the SEC that are incorporated by reference, such statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements include statements about:

•	our ability to fund our future operations;

•	our financial position, revenues, costs, expenses, uses of cash and capital requirements;

•	our need for additional financing or the period for which our existing cash resources will be sufficient to meet our operating requirements;

•

the success, progress, number, scope, cost, duration, timing or results of our research and development activities, preclinical studies and clinical trials, including the timing for initiation or completion of or availability of results from any preclinical studies and clinical trials or for submission, review or approval of any regulatory filing;

•	the timing of, and our ability to, obtain and maintain regulatory approvals for any of our product candidates;

•	the potential benefits that may be derived from any of our product candidates;

•	our strategies, prospects, plans, goals, expectations, forecasts or objectives;

•	the success of our collaborations with third parties;

•	any payment that our collaboration partners may make to us;

•	our ability to identify and develop new product candidates;

•	our intellectual property position;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our expected uses of the net proceeds from any offering of our securities;

•	our ability to develop sales and marketing capabilities;

•	our estimates regarding future expenses and needs for additional financing;

•	our ability to identify, recruit and retain key personnel;

•	our financial performance;

•	developments and projections relating to our competitors in the industry;

•	our liquidity and working capital requirements;

•	the expected impact of new accounting standards; and

•

our expectations regarding the impact of any local and global health epidemics on our business, including our research and development activities, preclinical studies and clinical trials, supply of drug product and workforce.

You should refer to the section titled “Risk Factors” of this prospectus and in our other filings with the SEC for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure that the forward-looking statements in this prospectus or the documents we have filed with the SEC that are incorporated by reference will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, these statements should not be regarded as representations or warranties by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements as predictions of future events.

You should read this prospectus, the documents that we have incorporated by reference herein and the documents we have filed as exhibits to the registration statement, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We may issue and sell our shares of common stock having aggregate sales proceeds of up to $250,000,000 from time to time pursuant to this prospectus, of which $101,381,538 of shares have been sold as of the date hereof. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize our Sales Agreement with Jefferies as a source of financing.

We intend to use the net proceeds from this offering for our operations and for other general corporate purposes, including, but not limited to, clinical trial costs and other research and development expenses; continued investment in our drug development platform; and working capital, capital expenditures and general and administrative expenses.

Our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business conditions. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including the relative success and cost of our research, preclinical and clinical development programs, whether we are able to enter into future collaborations, and any unforeseen delays or cash needs. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. In addition, we might decide to postpone or not pursue these planned trials and activities or other development activities if the net proceeds from this offering and the other sources of cash are less than, or do not last as long as, expected.

Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest- bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared or paid any dividends on our shares of common stock. We currently anticipate that we will retain any future earnings for the operation and expansion of our business. Accordingly, we do not currently anticipate declaring or paying any cash dividends on our shares of common stock for the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on then existing conditions, including our financial condition, results of operations, contractual restrictions (including in the agreements governing our credit facilities), capital requirements, business prospects and other factors our board of directors may deem relevant. Subject to the rights of the holders of any class or series of preferred stock, holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor under the General Corporation Law of the State of Delaware, or the DGCL.

DILUTION

If you invest in our shares of common stock in this offering, your ownership interest will be diluted to the extent of the difference between the assumed public offering price per share in this offering and the as adjusted net tangible book value per share immediately after this offering. The net tangible book value as of June 30, 2026 was approximately $457.6 million, or approximately $2.37 per share based upon 193,277,622 shares of common stock outstanding as of June 30, 2026. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares of common stock outstanding as of June 30, 2026.

Net tangible book value dilution per share to investors participating in this offering represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as adjusted net tangible book value per share immediately after this offering. After giving effect to the sale of 43,554,006 shares of common stock in this offering at an assumed public offering price of $5.74 per share, the last reported sale price of our common stock on The Nasdaq Global Market on August 3, 2026, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2026 would have been approximately $699.8 million, or approximately $2.95 per share. This represents an immediate increase in as adjusted net tangible book value of $0.58 per share to our existing stockholders and an immediate dilution in net tangible book value of $2.79 per share to investors participating in this offering at the public offering price.

Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by new investors. The following table illustrates this per share dilution to new investors:

Assumed public offering price per share		$5.74
Historical net tangible book value per share as of June 30, 2026	$2.37
Increase in net tangible book value per share attributable to the offering	$0.58

As adjusted net tangible book value per share after giving effect to this offering		$2.95

Dilution in net tangible book value per share to investors participating in this offering		$2.79

The table above assumes for illustrative purposes that an aggregate of $250 million in shares of common stock are sold at a price of $5.74 per share, the last reported sale price of our common stock on The Nasdaq Global Market on August 3, 2026. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $5.74 per share shown in the table above, assuming all of our shares of common stock in the aggregate amount of $250 million is sold at that price, would increase our as adjusted net tangible book value per share after the offering by $0.09 per share and would increase the dilution in net tangible book value per share to investors participating in this offering by $0.91 per share, after deducting underwriting discounts and commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $5.74 per share shown in the table above, assuming all of our shares of common stock in the aggregate amount of $250 million is sold at that price, would decrease our as adjusted net tangible book value per share after the offering by $0.10 per share and would decrease the dilution in net tangible book value per share to investors participating in this offering by $0.90 per share, after deducting underwriting discounts and commissions and estimated aggregate offering expenses payable by us.

The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

The table and discussion above does not include:

•	10,777,604 shares of common stock issuable upon the exercise of pre-funded warrants outstanding as of June 30, 2026;

•

24,267,659 shares of common stock issuable upon the exercise of share options outstanding as of June 30, 2026, at a weighted average exercise price of $8.066 per share, of which 12,009,477 shares of common stock were exercisable as of such date;

•	3,180,057 RSUs outstanding as of June 30, 2026;

•	3,662,474 shares of common stock reserved for future issuance under the 2021 Plan as of June 30, 2026; and

•	2,070,902 shares of common stock reserved for future issuance under the ESPP as of June 30, 2026.

To the extent that outstanding options are exercised or outstanding RSUs vest or shares are sold pursuant to our ESPP, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

MATERIAL TAX CONSIDERATIONS RELATING TO THE SCHEME OF ARRANGEMENT TO HOLDERS OF WAVE SINGAPORE ORDINARY SHARES

U.S. Federal Income Tax Considerations to Holders of Wave Singapore Ordinary Shares

The following discussion is a summary of certain U.S. federal income tax considerations to U.S. Holders and Non-U.S. Holders (each as defined below) of (i) exchanging Wave Singapore ordinary shares for shares of our common stock pursuant to the Scheme of Arrangement and (ii) owning and disposing of shares of our common stock that are received pursuant to the Scheme of Arrangement. This discussion is based on and subject to the Code, the U.S. Treasury Regulations promulgated thereunder, published guidance of the IRS and court decisions, in each case, as of the date hereof, all of which are subject to change, possibly with retroactive effect, and to differing interpretations.

The following discussion assumes that the Scheme of Arrangement will be consummated as described in this prospectus and applies only to U.S. Holders and Non-U.S. Holders that hold their Wave Singapore ordinary shares, and that will hold shares of our common stock received pursuant to the Scheme of Arrangement, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not constitute tax advice and does not address all aspects of U.S. federal income taxation that may be relevant to any particular holders in light of their personal circumstances, including any tax consequences arising under the Medicare contribution tax on net investment income, or to any holders subject to special treatment under the Code, such as:

•	banks, thrifts, mutual funds and other financial institutions;

•	real estate investment trusts and regulated investment companies;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	brokers, dealers or traders in securities or foreign currency;

•	tax-exempt organizations or governmental organizations;

•	insurance companies;

•	individual retirement and other deferred accounts;

•	persons whose functional currency is not the U.S. dollar;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	“passive foreign investment companies,” “controlled foreign corporations” or “foreign controlled foreign corporations,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons subject to the alternative minimum tax;

•	persons deemed to sell shares of our common stock under the constructive sale provisions of the Code;

•	persons who hold their stock as part of a straddle, hedging, conversion, constructive sale or other risk reduction transaction;

•	persons who purchase or sell their stock as part of a wash sale for tax purposes;

•	“S corporations,” partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes, or other pass-through entities (and investors therein);

•	persons who received their stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in a financial statement;

•

persons who own (directly, indirectly or constructively) five percent (5%) or more, by vote or value, of Wave Singapore ordinary shares or, after completion of the Scheme of Arrangement, shares of our common stock; and

•	persons who own pre-funded warrants.

This discussion also does not address any considerations under the U.S. federal tax laws other than those pertaining to the income tax, nor does it address any state, local or non-U.S. tax considerations. We do not intend to seek any rulings from the IRS with respect to the Scheme of Arrangement, and there can be no assurance that the IRS will not take a position contrary to the tax consequences described herein or that such a contrary position would not be sustained by a court.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of Wave Singapore ordinary shares or, after the completion of the Scheme of Arrangement, shares of our common stock received in the Scheme of Arrangement, that for U.S. federal income tax purposes is:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of Wave Singapore ordinary shares or, after the completion of the Scheme of Arrangement, shares of our common stock received in the Scheme of Arrangement, that is an individual, corporation, estate or trust and, in each case, is not a U.S. Holder.

If an entity treated as a partnership for U.S. federal income tax purposes holds Wave Singapore ordinary shares or, after the completion of the Scheme of Arrangement, shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. A holder that is a partnership for U.S. federal income tax purposes and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the Scheme of Arrangement to them and of the ownership and disposition of shares of our common stock.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF WAVE SINGAPORE ORDINARY SHARES OR, AFTER THE COMPLETION OF THE SCHEME OF ARRANGEMENT, SHARES OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE SCHEME OF ARRANGEMENT AND OF THE OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER U.S. FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO INCOME TAX, INCLUDING ESTATE OR GIFT TAX LAWS, OR UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Characterization of the Exchange of Wave Singapore Ordinary Shares for Shares of Common Stock Pursuant to the Scheme of Arrangement

For U.S. federal income tax purposes, the exchange of Wave Singapore ordinary shares for shares of our common stock pursuant to the Scheme of Arrangement, and effective one day following, Wave Singapore will file a U.S. Internal Revenue Service Form 8832 Entity Classification Election electing to be classified as a disregarded entity for U.S. federal income tax purposes (the “U.S. Tax Election”), which are, in the aggregate expected to qualify as a reorganization under Section 368(a)(1)(F) of the Code. A reorganization under Section 368(a)(1)(F) of the Code is a “mere change in identity, form, or place of organization of one corporation, however effected.” However, there is some uncertainty regarding whether the exchange of Wave Singapore ordinary shares for shares of our common stock pursuant to the Scheme of Arrangement will qualify for such treatment because there is no authority directly addressing a transaction involving the same facts. In addition, the Scheme of Arrangement is not conditioned on the receipt of a tax opinion, and we do not intend to request a ruling from the IRS regarding the U.S. federal income tax treatment of the Scheme of Arrangement. Consequently, no assurance can be given that the IRS will not challenge the qualification of the completion of the Scheme of Arrangement and the U.S. Tax Election taken together as a reorganization under Section 368(a)(1)(F) of the Code or that a court would not sustain such challenge. In such case, the Scheme of Arrangement could be treated as a taxable transaction for U.S. federal income tax purposes.

Material U.S. Federal Income Tax Considerations of the Scheme of Arrangement to U.S. Holders of Wave Singapore Ordinary Shares

Assuming that (i) the exchange of Wave Singapore ordinary shares for shares of our common stock pursuant to the Scheme of Arrangement and the U.S. Tax Election, taken together, qualify as a reorganization under Section 368(a)(1)(F) of the Code, (ii) the application of Section 367 of the Code does not result in adverse consequences (as discussed below under “Effects of Section 367 to U.S. Holders of Wave Singapore Ordinary Shares”) and (iii) Wave Singapore is not and has not been a PFIC (as discussed below under “PFIC Status”), a U.S. Holder that exchanges Wave Singapore ordinary shares for shares of our common stock pursuant to the Scheme of Arrangement should not recognize any gain or loss with respect to such exchange. Such U.S. Holder should have an aggregate adjusted tax basis in the shares of our common stock received pursuant to the Scheme of Arrangement equal to the adjusted tax basis of the Wave Singapore ordinary shares surrendered in exchange therefor by that U.S. Holder pursuant to the Scheme of Arrangement. The holding period for shares of our common stock received pursuant to the Scheme of Arrangement should include the U.S. Holder’s holding period for the Wave Singapore ordinary shares surrendered in exchange therefor.

U.S. Holders should consult their tax advisors about any reporting requirements and information statements that could be applicable to a U.S. Holder with respect to the Scheme of Arrangement and any potential consequences, including penalties, associated with a failure to satisfy such requirements.

Effects of Section 367

Section 367 of the Code applies to certain transactions involving foreign corporations, including a domestication of a foreign corporation in a transaction that qualifies as a reorganization under Section 368(a)(1)(F) of the Code. Subject to the discussion below under the section entitled “—PFIC Considerations,” Section 367 of the Code imposes U.S. federal income tax on certain United States persons in connection with transactions that would otherwise be tax-deferred. Section 367(b) of the Code should generally apply to U.S. Holders on the date of the completion of the Scheme of Arrangement.

U.S. Holders Who Own 10 Percent or More (By Vote or Value) of Wave Singapore Ordinary Shares

A U.S. Holder who beneficially owns (actually or constructively) 10% or more of the total combined voting power of all classes of Wave Singapore shares entitled to vote or 10% or more of the total value of all classes of Wave Singapore shares (a “10% U.S. Shareholder”) should consult its own tax advisor regarding the rules that may apply to such 10% U.S. Shareholder.

U.S. Holders Who Own Less Than 10 Percent (By Vote or Value) of Wave Singapore Ordinary Shares

Subject to the discussion below under the section entitled “—PFIC Considerations,” a U.S. Holder whose Wave Singapore ordinary shares, on the date of the completion of the Scheme of Arrangement, have a fair market value of $50,000 or more and who, on the date of the completion of the Scheme of Arrangement, is not a 10% U.S. Shareholder generally should recognize gain (but not loss) with respect to its Wave Singapore ordinary shares in connection with the Scheme of Arrangement or, in the alternative, may elect to recognize the “all earnings and profits” amount attributable to such U.S. Holder’s Wave Singapore ordinary shares as described below.

The “all earnings and profits amount” with respect to a U.S. Holder’s Wave Singapore ordinary shares is the net positive earnings and profits of Wave Singapore (as determined under the Treasury Regulations under Section 367 of the Code) attributable to such Wave Singapore ordinary shares (as determined under Treasury Regulations under Section 367 of the Code). Treasury Regulations under Section 367 of the Code provide that the “all earnings and profits amount” attributable to a shareholder’s stock is determined according to the principles of Section 1248 of the Code. In general, Section 1248 of the Code and the Treasury Regulations thereunder provide that the amount of earnings and profits attributable to a block of stock (as defined in Treasury Regulations under Section 1248 of the Code) in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the shareholder held the block of stock.

Subject to the discussion below under the section entitled “—PFIC Considerations,” unless a U.S. Holder makes the “all earnings and profits election” as described below, such U.S. Holder generally must recognize gain (but not loss) with respect to the shares of our common stock received in the Scheme of Arrangement in an amount equal to the excess of the fair market value of such shares of our common stock over the U.S. Holder’s adjusted tax basis in the Wave Singapore ordinary shares exchanged in the Scheme of Arrangement. U.S. Holders who hold different blocks of Wave Singapore ordinary shares (generally, Wave Singapore ordinary shares purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. Holder may elect to include in income as a deemed dividend paid by Wave Singapore the “all earnings and profits amount” attributable to its Wave Singapore ordinary shares under Section 367(b) of the Code. There are, however, strict conditions for making this election. This election must comply with applicable Treasury Regulations and generally must include, among other things:

•	a statement that the Scheme of Arrangement is a Section 367(b) exchange (within the meaning of the applicable Treasury Regulations);

•	a complete description of the Scheme of Arrangement;

•	a description of any stock, securities or other consideration transferred or received in the Scheme of Arrangement;

•	a statement describing the amounts required to be taken into account for U.S. federal income tax purposes;

•

a statement that the U.S. Holder is making the election that includes (A) a copy of the information that the U.S. Holder received from Wave Singapore establishing and substantiating the U.S. Holder’s “all earnings and profits amount” with respect to the U.S. Holder’s Wave Singapore ordinary shares and (B) a representation that the U.S. Holder has notified Wave Singapore or Wave that the U.S. Holder is making the election; and

•	certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations.

In addition, the election must be attached by an electing U.S. Holder to such U.S. Holder’s timely filed U.S. federal income tax return for the year of the Scheme of Arrangement, and the U.S. Holder must send notice of making the election to Wave Singapore or Wave no later than the date such tax return is filed. In connection with this election, Wave Singapore may in its discretion provide each U.S. Holder eligible to make such an election with information regarding Wave Singapore’s earnings and profits upon written request.

Wave Singapore expects to have a deficit in earnings and profits through the date of the completion of the Scheme of Arrangement and if that proves to be the case, U.S. Holders who make this election are not expected to have any income inclusion under Section 367(b) of the Code, provided that the U.S. Holder properly executes the election and complies with the applicable notice requirements. However, if it were ultimately determined that Wave Singapore had positive earnings and profits through the date of the completion of the Scheme of Arrangement, a U.S. Holder that makes the election described herein could have an “all earnings and profits amount” with respect to its Wave Singapore ordinary shares, and thus could be required to include that amount in income as a deemed dividend paid by Wave Singapore under applicable Treasury Regulations as a result of the Scheme of Arrangement.

A U.S. Holder who is not a 10% U.S. Shareholder on the date of the completion of the Scheme of Arrangement and whose Wave Singapore ordinary shares have a fair market value of less than $50,000 on the date of the completion of the Scheme of Arrangement generally should not be required to recognize any gain or loss or include any part of the “all earnings and profits amount” in income under Section 367 of the Code in connection with the Scheme of Arrangement. However, such U.S. Holder may be subject to taxation under the PFIC rules as discussed below under the section entitled “— PFIC Considerations.”

EACH U.S. HOLDER SHOULD CONSULT ITS TAX ADVISORS REGARDING THE CONSEQUENCES TO IT OF THE SCHEME OF ARRANGEMENT INCLUDING MAKING AN ELECTION TO INCLUDE IN INCOME THE “ALL EARNINGS AND PROFITS AMOUNT” ATTRIBUTABLE TO ITS WAVE SINGAPORE ORDINARY SHARES UNDER SECTION 367(b) OF THE CODE AND THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO SUCH AN ELECTION. ALL U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE EFFECT OF SECTION 367 OF THE CODE TO THEIR PARTICULAR CIRCUMSTANCES.

PFIC Considerations

Regardless of whether the completion of the Scheme of Arrangement and the U.S. Tax Election, taken together, qualify as a reorganization under Section 368(a)(1)(F) of the Code (in addition to the discussion under the section entitled “—Effects of Section 367 to U.S. Holders of Wave Singapore Ordinary Shares” above), the Scheme of Arrangement could be a taxable event to U.S. Holders under the PFIC provisions of the Code if Wave Singapore is considered a PFIC.

Definition of a PFIC

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (generally determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business received from unrelated persons) and gains from the disposition of passive assets. The determination of whether a foreign corporation is a PFIC is made annually.

PFIC Status of Wave-Singapore

Based upon the composition of its income and assets and the manner in which it operates its business, Wave Singapore believes it was not a PFIC for its 2025 taxable year or any prior taxable year and does not expect to be a PFIC for its 2026 taxable year. Due to the factual nature of the determination, no assurance can be given as to whether Wave Singapore would be or would not be a PFIC for any taxable year.

Effects of PFIC Rules on the Transaction

Even if the completion of the Scheme of Arrangement and the U.S. Tax Election, taken together, qualify as a reorganization under Section 368(a)(1)(F) of the Code, Section 1291(f) of the Code requires that, to the extent provided in the Treasury Regulations, a United States person who disposes of stock of a PFIC recognize gain notwithstanding any other provision of the Code. No final Treasury Regulations are currently in effect under Section 1291(f) of the Code, but proposed Treasury Regulations under Section 1291(f) of the Code have been promulgated. If finalized in their current form, those proposed Treasury Regulations would not require gain recognition to U.S. Holders of Wave Singapore ordinary shares as a result of the Scheme of Arrangement if Wave Singapore is considered a PFIC and the completion of the Scheme of Arrangement and the U.S. Tax Election, taken together, qualify as a reorganization under Section 368(a)(1)(F) of the Code; however, a U.S. Holder would be required to recognize gain in connection with the Scheme of Arrangement if Wave Singapore was classified as a PFIC at any time during such U.S. Holder’s holding period in its Wave Singapore ordinary shares and the U.S. Holder had not timely made (a) a QEF Election (as defined below) for the first taxable year in which the U.S. Holder owned such Wave Singapore ordinary shares or in which Wave Singapore was a PFIC, whichever is later (or a QEF Election along with a purging election) or (b) a MTM Election (as defined below) with respect to such Wave Singapore ordinary shares.

The tax on any such recognized gain would be imposed based on a complex set of computational rules designed to offset the tax deferral with respect to the undistributed earnings of Wave-Singapore. Under these rules:

•	the U.S. Holder’s gain will be allocated ratably over the U.S. Holder’s holding period for such U.S. Holder’s Wave Singapore ordinary shares;

•

the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain, or to the period in the U.S. Holder’s holding period before the first day of the first taxable year in which Wave-Singapore was a PFIC, will be taxed as ordinary income;

•

the amount of gain allocated to other taxable years (or portions thereof) of the U.S. Holder and included in such U.S. Holder’s holding period would be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•

an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder in respect of the tax attributable to each such other taxable year (described in the third bullet above) of such U.S. Holder.

In addition, the proposed Treasury Regulations provide coordinating rules with Section 367(b) of the Code, whereby, if the gain recognition rule of the proposed Treasury Regulations discussed in the preceding paragraph applies to a disposition of PFIC stock that results from a transfer with respect to which Section 367(b) of the Code requires the U.S. Holder to recognize gain or include an amount in income as a deemed dividend deemed paid by Wave Singapore, the gain realized on the transfer is taxable under the rules described in the preceding paragraph, and the excess, if any, of the amount to be included in income under Section 367(b) of the Code over the gain realized is taxable as provided under Section 367(b) of the Code. See the discussion above under the section entitled “—Effects of Section 367 to U.S. Holders of Wave Singapore Ordinary Shares.”

It is difficult to predict whether, in what form and with what effective date, final Treasury Regulations under Section 1291(f) of the Code may be adopted or how any such final Treasury Regulations would apply. If the proposed regulations under Section 1291(f) were finalized in the current form, U.S. Holders of Wave Singapore ordinary shares that have not made a timely and effective QEF Election (or a QEF Election along with a purging election) or a MTM Election (each as defined below) (a “Non-Electing Shareholder”) may be subject to taxation under the PFIC rules in connection with the Scheme of Arrangement with respect to their Wave Singapore ordinary shares in the manner set forth above.

Any gain recognized by a Non-Electing Shareholder of Wave Singapore ordinary shares as a result of the Scheme of Arrangement pursuant to PFIC rules would be taxable income to such U.S. Holder, taxed under the PFIC rules in the manner set forth above, with no corresponding receipt of cash.

As noted above, absent a QEF Election (or a QEF Election along with a purging election) or a MTM Election, the completion of the Scheme of Arrangement could be a taxable event for U.S. Holders of Wave Singapore ordinary shares under the PFIC rules regardless of whether the completion of the Scheme of Arrangement and the U.S. Tax Election, taken together, qualify as a reorganization under Section 368(a)(1)(F) of the Code if Wave Singapore is considered a PFIC. If the completion of the Scheme of Arrangement and the U.S. Tax Election, taken together, qualify as a reorganization under Section 368(a)(1)(F) of the Code, absent a QEF Election (or a QEF Election along with a purging election) or a MTM Election, a U.S. Holder’s gain, if any, would be taxed under the PFIC rules in the manner set forth above.

QEF Election and Mark-to-Market Election

The impact of the PFIC rules on a U.S. Holder of Wave-Singapore ordinary shares will depend on whether the U.S. Holder has made a timely and effective election to treat Wave-Singapore as a “qualified electing fund” under Section 1295 of the Code for the taxable year that is the first year in the U.S. Holder’s holding period of Wave-Singapore ordinary shares during which Wave-Singapore qualified as a PFIC (a “QEF Election”) or, if in a later taxable year, the U.S. Holder made a QEF Election along with a purging election. A purging election creates a deemed sale of the U.S. Holder’s Wave-Singapore ordinary shares at their then fair market value and requires the U.S. Holder to recognize gain pursuant to the purging election subject to the special PFIC tax and interest charge rules described above. As a result of any such purging election, the U.S. Holder would increase the adjusted tax basis in its Wave-Singapore ordinary shares by the amount of the gain recognized and, solely for purposes of the PFIC rules, would have a new holding period in its Wave-Singapore ordinary shares. U.S. Holders should consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.

A U.S. Holder that made a timely and effective QEF Election (or a QEF Election along with a purging election) or a MTM Election (an “Electing Shareholder”) generally would not be subject to the adverse PFIC rules discussed above with respect to its Wave-Singapore ordinary shares in connection with the Transaction. As a result, such an Electing Shareholder generally should not recognize gain or loss as a result of the Transaction except to the extent described under “—Effects of Section 367 to U.S. Holders of Wave-Singapore Ordinary Shares” and subject to the discussion above under “—Receipt of Shares of Wave-Delaware Common Stock in a Section 368(a)(1)(F) Reorganization.” If an Electing Shareholder has made a QEF Election, it would instead include annually in gross income its pro rata share of the ordinary earnings and net capital gain of Wave-Singapore, whether or not such amounts are actually distributed.

The impact of the PFIC rules on a U.S. Holder of Wave-Singapore ordinary shares may also depend on whether the U.S. Holder has made a mark-to-market election under Section 1296 of the Code. U.S. Holders who hold (actually or constructively) stock of a foreign corporation that is classified as a PFIC may annually elect to mark such stock to its market value if such stock is “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC (a “MTM Election”). No assurance can be given that the Wave-Singapore ordinary shares are considered to be marketable stock for purposes of the MTM Election or whether the other requirements of this election are satisfied. If such an election is available and has been made, such U.S. Holders generally will not be subject to the special taxation rules of Section 1291 of the Code discussed herein with respect to their Wave-Singapore ordinary shares in connection with the Transaction or otherwise. Instead, in general, the U.S. Holder should include as ordinary income each year the excess, if any, of the fair market value of its Wave-Singapore ordinary shares at the end of its taxable year over its adjusted basis in its Wave-Singapore ordinary shares. The U.S. Holder also should recognize an ordinary loss in respect of the excess, if any, of its adjusted basis in its Wave-Singapore ordinary shares over the fair market value of its Wave-Singapore ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the MTM Election). The U.S. Holder’s basis in its Wave-Singapore ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Wave-Singapore ordinary shares will be treated as ordinary income. However, if the MTM Election is not made by a U.S. Holder with respect to the first taxable year of its holding period for the PFIC stock, then the Section 1291 rules discussed above will apply to certain dispositions of, distributions on and other amounts taxable with respect to Wave-Singapore ordinary shares, including in connection with the Transaction.

THE PFIC RULES ARE COMPLEX AND THEIR APPLICATION IN CONNECTION WITH THE TRANSACTION DEPEND ON VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE, INCLUDING THE APPLICATION OF THE RULES ADDRESSING CIRCUMSTANCES WHERE THE PFIC RULES AND THE SECTION 367(b) RULES OVERLAP AND THE RULES RELATING TO CONTROLLED FOREIGN CORPORATIONS. ALL U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING, WITHOUT LIMITATION, WHETHER A QEF ELECTION (OR A QEF ELECTION ALONG WITH A PURGING ELECTION), A MTM ELECTION OR ANY OTHER ELECTION IS AVAILABLE AND WHETHER AND HOW ANY OVERLAP RULES APPLY, AND THE CONSEQUENCES TO THEM OF ANY SUCH ELECTION OR OVERLAP RULE AND THE IMPACT OF ANY PROPOSED OR FINAL TREASURY REGULATIONS APPLICABLE TO PFICS.

Material U.S. Federal Income Tax Considerations to U.S. Holders of Owning and Disposing of Shares of Common Stock Received in the Scheme of Arrangement

Dividends and Other Distributions on Shares of Common Stock

Any distribution made by us to a U.S. Holder with respect to shares of our common stock will generally be includible in the U.S. Holder’s gross income, in the year actually or constructively received, as a dividend to the extent that such distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess will be treated first as a tax-free return of the U.S. Holder’s tax basis in the shares of our common stock, and then, to the extent such excess amount exceeds the U.S. Holder’s tax basis in the shares of our common stock, as capital gain. Subject to applicable limitations and requirements, dividends received on shares of our common stock generally should be eligible for the “dividends received deduction” available to corporate stockholders. A dividend paid by us to certain non-corporate U.S. Holders, including individuals, generally will be subject to taxation at preferential rates if certain holding period requirements are met.

Dispositions of Shares of Common Stock

A U.S. Holder will generally recognize taxable gain or loss on any sale, taxable exchange or other taxable disposition of a share of our common stock equal to the difference between the amount realized for such share of our common stock and the U.S. Holder’s adjusted tax basis in such share of our common stock. Any such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if, on the date of the disposition, the U.S. Holder has a holding period in such share of our common stock that exceeds one year. Long-term capital gains derived by certain non-corporate U.S. Holders, including individuals, are generally subject to taxation at preferential rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Dividend payments with respect to shares of our common stock and proceeds of a disposition of shares of our common stock will generally be subject to information reporting to the IRS and may be subject to U.S. backup withholding unless a U.S. Holder furnishes such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9) and complies with other applicable certification requirements, or otherwise establishes an exemption. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules will be credited against a U.S. Holder’s federal income tax liability, and may entitle a U.S. Holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Material U.S. Federal Income Tax Considerations of the Scheme of Arrangement to Non-U.S. Holders of Wave-Singapore Ordinary Shares

Assuming that the exchange of Wave Singapore ordinary shares for shares of our common stock pursuant to the Scheme of Arrangement and the U.S. Tax Election, taken together, qualify as a reorganization under Section 368(a)(1)(F) of the Code, a Non-U.S. Holder that receives shares of our common stock pursuant to the Scheme of Arrangement should not recognize any gain or loss with respect to the receipt of such shares of our common stock for U.S. federal income tax purposes. Such Non-U.S. Holder should, for U.S. federal income tax purposes, have an aggregate adjusted tax basis in the shares of our common stock received pursuant to the Scheme of Arrangement equal to the aggregate adjusted tax basis of the Wave Singapore ordinary shares surrendered in exchange therefor by that Non-U.S. Holder pursuant to the Scheme of Arrangement. The holding period for shares of our common stock received pursuant to the Scheme of Arrangement should include the Non-U.S. Holder’s holding period for the Wave Singapore ordinary shares surrendered in exchange therefor.

Even if the exchange of Wave Singapore ordinary shares for shares of our common stock pursuant to the Scheme of Arrangement and the U.S. Tax Election, taken together, does not qualify as a reorganization under Section 368(a)(1)(F) of the Code as described above, a Non-U.S. Holder generally would not be subject to U.S. federal income tax on any gain recognized pursuant to the exchange except in the situations described in the first two bullet points below under the heading “Material U.S. Federal Income Tax Considerations to Non-U.S. Holders of Owning and Disposing of Shares of Common Stock Received in the Scheme of Arrangement—Dispositions of Shares of Common Stock.”

Non-U.S. Holders should consult their tax advisors about reporting requirements and information statements that could be applicable with respect to the Scheme of Arrangement and any potential consequences, including penalties, associated with a failure to satisfy such requirements.

Material U.S. Federal Income Tax Considerations to Non-U.S. Holders of Owning and Disposing of Shares of Common Stock Received in the Scheme of Arrangement

Dividends and Other Distributions on Shares of Common Stock

Any distribution made by us to a Non-U.S. Holder with respect to shares of our common stock will generally constitute a dividend for U.S. federal income tax purposes to the extent that such distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess will be treated first as a tax-free return of the Non-U.S. Holder’s tax basis in the shares of our common stock, and then, to the extent such excess amount exceeds the Non-U.S. Holder’s tax basis in the shares of our common stock, as capital gain.

Subject to the discussion below regarding effectively connected income, dividends paid to a Non-U.S. Holder with respect to such Non-U.S. Holder’s shares of our common stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or a lower rate specified by an applicable income tax treaty, provided that the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying its qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder generally will not be subject to the 30% U.S. federal withholding tax described in the previous paragraph provided that the Non-U.S. Holder furnishes a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Any such effectively connected dividends will instead be subject to U.S. federal income tax on a net income basis at the regular rates applicable to United States persons. A Non-U.S. Holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or a lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Dispositions of Shares of Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale, taxable exchange or other taxable disposition of shares of Wave-Delaware common stock, unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

the shares of Wave-Delaware common stock constitute a U.S. real property interest (“USRPI”) by reason of Wave-Delaware being, or having been, a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any applicable time within the shorter of the five-year period preceding the Non-U.S. Holder’s disposition of the shares of Wave-Delaware common stock or the Non-U.S. Holder’s holding period for the shares of Wave-Delaware common stock.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to United States persons. A Non-U.S. Holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or a lower rate specified by an applicable income tax treaty) on gain realized upon the sale, taxable exchange or other taxable disposition of shares of Wave-Delaware common stock, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we currently do not anticipate Wave-Delaware being or becoming a USRPHC. However, because the determination at any time of whether Wave-Delaware is a USRPHC will depend on the fair market value of its USRPIs relative to the fair market value of its non-U.S. real property interests and other trade or business assets, there can be no assurance that Wave-Delaware will not be or become a USRPHC in the future. Even if Wave-Delaware were to be or become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of shares of Wave-Delaware common stock will not be subject to U.S. federal income tax if shares of Wave-Delaware common stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder did not own, actually or constructively, more than five percent (5%) of the shares of Wave-Delaware common stock at any time during the shorter of the five-year period ending on the date of the sale or other taxable disposition of the shares of Wave-Delaware common stock or the Non-U.S. Holder’s holding period for the shares of Wave-Delaware common stock.

Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on shares of Wave-Delaware common stock will not be subject to backup withholding, provided that the Non-U.S. Holder certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information reporting will apply in connection with any distributions on shares of Wave-Delaware common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld.

Proceeds of a sale or other taxable disposition of shares of Wave-Delaware common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of shares of Wave-Delaware common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 through 1474 of the Code (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, and, subject to the proposed U.S. Treasury Regulations discussed below, gross proceeds from the sale or other disposition of, shares of Wave-Delaware common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertakes to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States relating to FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA currently applies to payments of dividends on shares of Wave-Delaware common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of shares of Wave-Delaware common stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in shares of Wave-Delaware common stock.

THE U.S. FEDERAL INCOME TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH SHAREHOLDER SHOULD CONSULT THEIR TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SHAREHOLDER.

DESCRIPTION OF CAPITAL STOCK

General

Our amended and restated certificate of incorporation, as amended, or the Amended and Restated Certificate of Incorporation, authorizes 500,000,000 shares of common stock, $0.001 par value per share, and 30,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of our stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. As a result, subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, at a duly called or convened meeting of stockholders at which a quorum is present, a plurality of the votes cast will be able to elect all of the directors then standing for election.

Dividends

Subject to the rights of the holders of any class or series of preferred stock as may be set forth in the certificate of designations for such class or series of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. Dividends may be paid in cash, in property or in shares of our capital stock. Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our results of operations, financial condition, contractual restrictions and capital requirements, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors our board of directors may consider relevant.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock will have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock, including any series of preferred stock that we may designate in the future.

Fully Paid and Non-Assessable

All outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Our Amended and Restated Certificate of Incorporation authorizes our board to issue preferred stock in one or more series and to determine the preferences, limitations and relative rights of any shares of preferred stock that it shall choose to issue, without vote or action by the stockholders.

Pre-Funded Warrants

Our outstanding pre-funded warrants are exercisable at any time after their original issuance and on or prior to 5:00 p.m. (New York City time) on the five-year anniversary of their original issuance. The pre-funded warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of share(s) of our common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may elect to exercise the pre- funded warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of our common stock will be issued in connection with the exercise of a pre-funded warrant.

Exercise Limitations

Unless and until the Stockholder Approval (as defined below) is obtained, we may not effect the exercise of any pre-funded warrants, and a holder will not be entitled to exercise any portion of any pre-funded warrants, which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed, depending on the terms of the applicable pre-funded warrants and in certain cases at the election of the holder, either 4.99%, 9.99% or 19.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed, depending on the terms of the applicable pre-funded warrants and in certain cases at the election of the holder, either 4.99%, 9.99% or 19.99% of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder may increase or decrease such percentage to any other percentage not exceeding 19.99%, in the case of an increase, upon 61 days’ prior notice from the holder to us.

Upon the written request of the holder delivered to us, we will be required to use commercially reasonable efforts to obtain stockholder approval, or the Stockholder Approval, at our next regularly scheduled annual meeting of stockholders, for the issuance of the pre-funded warrant shares upon the exercise of all or any portion of the pre-funded warrants such that such issuance of pre-funded warrant shares will comply with the Listing Rules of the Nasdaq Stock Market LLC, including, without limitation, Listing Rule 5635, and applicable law. In the event that the holder requests the Stockholder Approval, we will be required to use commercially reasonable efforts to obtain Stockholder Approval at our next regularly scheduled annual meeting, and if Stockholder Approval is not obtained at such meeting for any reason, then the holder may again request Stockholder Approval each year pursuant to and subject to the terms of the pre-funded warrants, at each of our subsequent regularly scheduled annual meetings that occur prior to the termination date of the pre-funded warrants. We will not be obligated to seek the Stockholder Approval at any stockholder meeting other than our regularly scheduled annual stockholder meeting, and such written request of the holder must be received by us at least 90 days in advance of such annual meeting.

Exercise Price

The exercise price per whole share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.0001 per share of common stock, as adjusted from time to time. The exercise price of the pre-funded warrants and the number of shares of common stock issuable upon exercise of the pre-funded warrants will be subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our common stock.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

We do not plan on applying to list the pre-funded warrants on The Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock or any person or group becoming the beneficial owner of 50% of the voting power (represented by our outstanding common stock), upon consummation of such a fundamental transaction, holders of pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the pre-funded warrants.

No Rights as a Stockholder

Except by virtue of a holder of a pre-funded warrant’s ownership of our common stock, such holder does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant. In the event of certain distributions, including cash dividends, if any, to all holders of our common stock for no consideration, the holder of a pre-funded warrant will be entitled to participate in such distributions to the same extent as if a holder of our common stock, subject to not exceeding the ownership limitations described above under “—Exercise Limitations,” in which case such distribution would be held in abeyance for the benefit of such holder until the earlier of such time as the ownership limitations would not be exceeded or the pre-funded warrant is exercised.

Annual Stockholder Meetings

Our Amended and Restated Certificate of Incorporation and amended and restated bylaws, or the Amended and Restated Bylaws, provide that annual stockholder meetings will be held at a date, place (if any) and hour, as exclusively selected by our board of directors. To the extent permitted under applicable law, we may but are not obligated to conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law

The General Corporation Law of the State of Delaware, or the DGCL, contains and our governing documents contain provisions that may delay, defer or discourage another party from acquiring control of the Company. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they will also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three (3) years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three (3) years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock and a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.

Stockholder Action and Special Stockholder Meetings

Our Amended and Restated Certificate of Incorporation provides that, except as otherwise provided therein or in the applicable certificate of designation related to any series of preferred stock, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of its stockholders and may not be effected by any consent in writing by our stockholders. Our Amended and Restated Certificate of Incorporation provides, subject to the special rights of the holders of one or more outstanding series of preferred stock, that special meetings of our stockholders may be called only by or at the direction of our board, the Chairperson of our board or our Chief Executive Officer or President, thus prohibiting a stockholder (in his, her or its capacity as a stockholder) from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Amended and Restated Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our Amended and Restated Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Supermajority Requirements for Certain Amendments of our Amended and Restated Certificate of Incorporation

Certain amendments to our Amended and Restated Certificate of Incorporation require the approval of 66-2/3% of the voting power of all then-outstanding shares of the Company entitled to vote thereon, voting together as a single class.

Composition of the Board of Directors; Election and Removal of Directors; Filling Vacancies

Our board will determine from time to time by resolution the total number of directors that will constitute the whole board of directors. Subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, in any election of directors at a duly called or convened meeting of stockholders at which a quorum is present, a director nominee for our board will be elected by the affirmative vote of a plurality of the votes cast with respect to such director. An incumbent director who is nominated for an election and fails to receive a plurality of the votes present and voting for such director’s re-election would be expected to tender their resignation to the Company. Our directors are elected and shall hold office until the next annual election and until their respective successors are duly elected and qualified.

Our Amended and Restated Certificate of Incorporation provides that, subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, directors may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding voting stock entitled to vote at an election of directors. Furthermore, subject to (i) the special rights of the holders of one or more outstanding series of preferred stock to elect directors and (ii) the rights of our stockholders to fill a vacancy created by the removal of a director at a meeting of stockholders held for that purpose, a majority of our board will have the exclusive right to appoint a director to fill a vacancy created by the expansion of our board or the resignation, death or removal of a director. This system of electing and removing directors and filling vacancies may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Choice of Forum

Our Amended and Restated Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, (i) the Court of Chancery of the State of Delaware is the exclusive forum for: any derivative action, suit or proceeding brought on our behalf; any action, suit or proceeding asserting a claim of a breach of fiduciary duty; any action, suit or proceeding asserting a claim against us arising pursuant to the DGCL or our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws or any action, suit or proceeding asserting a claim against us that is governed by the internal affairs doctrine, and (ii) the federal district courts of the United States is the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint.

Any person or entity purchasing or otherwise acquiring or holding or owning (or continuing to hold or own) any interest in any of our securities shall be deemed to have notice of and consented to the foregoing provisions. Although we believe these exclusive forum provisions benefit us by providing increased consistency in the application of Delaware law and federal securities laws in the types of lawsuits to which each applies, the exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our current or former directors, officers, stockholders or other employees, which may discourage such lawsuits against us or our current and former directors, officers, stockholders and other employees. In addition, our stockholders may incur additional costs as a result of these exclusive forum provisions. Our stockholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder as a result of our exclusive forum provisions.

Although our Amended and Restated Certificate of Incorporation contains the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable. If a court were to find the exclusive forum provision contained in our Amended and Restated Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur significant additional costs associated with resolving such dispute, as well as resolving such action in other jurisdictions, all of which may adversely affect our business, financial condition and results of operations.

Limitations of Liability and Indemnification Matters

Our Amended and Restated Certificate of Incorporation provides that we have the power to provide rights to indemnification and advancement of expenses to, among others, our current and former directors and officers. The DGCL provides that a corporation’s certificate of incorporation may not eliminate or limit the liability of:

•	a director or officer for any breach of the director or officer’s duty of loyalty to the corporation or its stockholders;

•	a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	a director pursuant to Section 174 of the DGCL;

•	a director or officer for any transaction from which the director or officer derived an improper personal benefit; or

•	an officer in any action by or in the right of the corporation.

Our Amended and Restated Bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by law. We are also required to advance certain expenses (including attorneys’ fees) to our directors and officers and are expressly authorized to carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. Wave Singapore has entered into agreements to indemnify the Wave Singapore directors and executive officers, and we expect to enter into agreements to indemnify our directors and executive officers as determined by our board. With specified exceptions, these agreements provide for indemnification for related expenses, including, among other things, attorneys’ fees, judgments, fines and settlement amounts actually and reasonably incurred by any of these individuals in any action or proceeding to the fullest extent permitted by applicable law. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for any breach of fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damages.

Uncertificated Shares

Holders of shares of our capital stock do not have the right to require us to issue certificates for their shares. While we may in the future issue certificated shares, our current expectation is that we will only issue uncertificated shares going forward.

Stock Exchange Listing

Our common stock is listed on The Nasdaq Global Market under the symbol “WVE.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall Street, Canton, Massachusetts 02021.

Registration Rights Agreements

Registration Rights under Wave Singapore’s Share Purchase Agreement with Pfizer

The Share Purchase Agreement, or the Pfizer Share Purchase Agreement, dated as of May 5, 2016, by and between Wave Singapore and an affiliate of Pfizer Inc., or the Pfizer Affiliate, providing the Pfizer Affiliate with certain registration rights relating to the Wave Singapore ordinary shares purchased by the Pfizer Affiliate pursuant to the Pfizer Share Purchase Agreement was assigned to and assumed by us such that the existing rights and restrictions in the Pfizer Share Purchase Agreement apply in respect of the Pfizer Affiliate’s holdings of our common stock received in exchange for its Wave Singapore ordinary shares.

Under the terms of the Pfizer Share Purchase Agreement, pursuant to which the Pfizer Affiliate purchased 1,875,000 Wave Singapore ordinary shares, or the Pfizer Shares, subject to certain conditions and limitations, we provided certain demand registration rights to the Pfizer Affiliate in order to register all or a portion of the Pfizer Shares (which are shares of our common stock) purchased by the Pfizer Affiliate. The Pfizer Share Purchase Agreement also provides the Pfizer Affiliate with certain “piggyback” registration rights for a certain period of time, subject to certain conditions and limitations, such that when we propose to register shares of our common stock for account, the Pfizer Affiliate will have the right to include some or all of the Pfizer Shares in such registration. The Pfizer Share Purchase Agreement also contains other customary terms and conditions of the parties with respect to the registration of the Pfizer Shares.

Registration Rights under Wave Singapore’s Share Purchase Agreement and Investor Agreement with GSK

The Share Purchase Agreement, or the GSK Share Purchase Agreement, dated as of December 13, 2022, by and between Wave Singapore and Glaxo Group Limited, or GGL, an affiliate of GlaxoSmithKline Intellectual Property (No. 3), or GSK, and the related Investor Agreement, or the GSK Investor Agreement, and together with the GSK Share Purchase Agreement, the GSK Agreements, dated as of January 26, 2023, by and between Wave Singapore and GGL providing GGL with certain registration rights relating to the Wave Singapore ordinary shares purchased by GGL pursuant to the GSK Share Purchase Agreement was assumed by us such that the existing rights and restrictions in the GSK Agreements apply in respect of GGL’s holdings of our common stock received in exchange for its Wave Singapore ordinary shares.

Under the terms of the GSK Investor Agreement, pursuant to which GGL purchased 10,688,762 Wave Singapore ordinary shares, or the GGL Shares, subject to certain conditions and limitations, we provided certain demand registration rights to GGL in order to register all or a portion of the GGL Shares (which are shares of our common stock) purchased by GGL. The GSK Investor Agreement also provides GGL with certain “piggyback” registration rights for a certain period of time, subject to certain conditions and limitations, such that when we propose to register shares of our common stock for account, GGL will have the right to include some or all of the GGL Shares in such registration. The GSK Investor Agreement also contains other customary terms and conditions of the parties with respect to the registration of GGL Shares.

PLAN OF DISTRIBUTION

We have entered into an Amended and Restated Open Market Sale AgreementSM with Jefferies LLC, or Jefferies, dated August 7, 2026, or the Sales Agreement, under which we may offer and sell shares of common stock from time to time through Jefferies, acting as agent. As of the date of this prospectus, we have issued and sold our common stock having an aggregate offering price of $101,381,538 pursuant to the Original Sales Agreement under this Registration Statement. Accordingly, under this prospectus, in accordance with the terms of the Sales Agreement, we may offer and sell our common stock having an aggregate offering price of up to $148,618,462 from time to time pursuant to the Sales Agreement.

Sales of the shares of common stock, if any, may be made on The Nasdaq Global Market or into any other existing trading market for our shares of common stock at market prices and such other sales as agreed upon by us and Jefferies. The Sales Agreement has been filed as an exhibit to our registration statement on Form S-3 of which this prospectus forms a part.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Jefferies may sell our shares of common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act.

When requested by us, Jefferies will offer the shares of common stock subject to the terms and conditions of the Sales Agreement, which may be on a daily basis for periods of time, or as we may otherwise agree with Jefferies. We will designate the maximum amount of shares of common stock to be sold through Jefferies when we request Jefferies to do so. Jefferies has agreed, subject to the terms and conditions of the Sales Agreement, to use its commercially reasonable efforts to execute our orders to sell, as our sales agent and on our behalf, shares of common stock submitted to Jefferies from time to time by us, consistent with its normal sales and trading practices. We may instruct Jefferies not to place shares of common stock at or below a price designated by us. In any event, the shares of common stock shall be placed by Jefferies substantially at market price. We or Jefferies may suspend the offering of shares of common stock under the Sales Agreement upon proper notice to the other party.

If we and Jefferies so agree, Jefferies may act as principal in connection with the placement of the securities offered hereby.

We will pay Jefferies a commission of up to 3.0% of the gross proceeds of any shares sold through it pursuant to this prospectus, and agreed in the Sales Agreement, as amended, to reimburse Jefferies for up to $75,000 of its expenses, including fees and disbursements to its legal counsel. The estimated offering expenses payable by us, in addition to such commission and expenses, are approximately $275,000, which includes legal, accounting and printing costs and various other fees associated with registering the shares of common stock. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open of trading on The Nasdaq Global Market on the day following each day on which shares of common stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the net proceeds to us. Settlement for sales of shares of common stock will occur, unless otherwise agreed, on the second business day following the date on which such sales were made.

In connection with the sale of our shares of common stock on our behalf, Jefferies may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of shares of common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement according to its terms by either Jefferies or us.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other services to us and our affiliates and may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities. To the extent required by Regulation M, Jefferies will not engage in any market making activities involving our shares of common stock while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute this prospectus electronically.

LEGAL MATTERS

The validity of the shares of common stock offered by us in this offering will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts. Jefferies LLC is being represented by White  & Case LLP, New York, New York.

EXPERTS

The consolidated financial statements of Wave Life Sciences Ltd. as of December 31, 2025 and 2024, and for the each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s website at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may obtain a copy of the registration statement, including the exhibits and schedules, from the SEC’s website.

We also maintain a website at http://www.wavelifesciences.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained from the SEC’s website at http://www.sec.gov. The documents we are incorporating by reference are:

•

our Annual Report on Form 10-K for the year ended December 31, 2025 that we filed with the SEC on February  26, 2026, as amended by Amendment No. 1 to our Annual Report on Form 10-K that we filed with the SEC on April 30, 2026;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026 that we filed with the SEC on April 28, 2026 and July 30, 2026, respectively;

•

our Current Reports on Form 8-K that we filed with the SEC on February 2, 2026, March  26, 2026, April  15, 2026, April  21, 2026, May  18, 2026, June  26, 2026 and August 7, 2026 (in each case, except for information contained therein which is furnished rather than filed);

•

the description of our common stock that is contained in our Current Report on Form 8-K filed with the SEC on August 7, 2026 pursuant to Rule 12g-3(a) promulgated under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•

all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

The SEC file number for each of the documents listed above is 001-37627.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

Wave Life Sciences, Inc.

c/o 733 Concord Avenue

Cambridge, MA 02138, USA

ATTN: Investor Relations

You may also access these documents on our website, http://www.wavelifesciences.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Up to $250,000,000 of Common Stock

PROSPECTUS

August 7, 2026

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered.

SEC Registration Fee	$28,168.61*
Legal Fees and Expenses	**
Accounting Fees and Expenses	**
Miscellaneous	**
Total	**

*

In accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee for the securities offered under this registration statement other than the fees due in connection with the $250,000,000 of shares of our common stock that may be issued and sold from time to time under our Amended and Restated Open Market Sale AgreementSM with Jefferies LLC. An SEC registration fee of $28,168.61 was paid upon the initial filing of the Registration Statement.

**	These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, or the DGCL, permits a corporation to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses, including attorney’s fees, actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. The certificate of incorporation, as amended, of the registrant provides that the registrant may indemnify its directors, officers, employees or agents to the fullest extent permitted by applicable law and the bylaws of the registrant provide that the registrant shall indemnify its directors and officers to the fullest extent permitted by applicable law.

Section 102(b)(7) of the DGCL permits a corporation to provide in its charter that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability of (1) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) a director for payments of unlawful dividends or unlawful stock purchases or redemptions, (4) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (5) an officer in any action by or in the right of the corporation. The current certificate of incorporation, as amended, of the registrant provides for such limitation of liability for directors and officers.

We have entered into indemnification agreements with each of our directors and executive officers in which we have agreed to indemnify and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, against all expenses, losses and liabilities incurred by the indemnitee or on the indemnitee’s behalf arising from the fact that such person is or was a director, officer, employee or agent of our company or our subsidiaries.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our certificate of incorporation, as amended, our bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Item 16. Exhibits

The exhibits to this Amendment No. 1 are listed in the Exhibit Index to this Amendment No. 1, which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, or the Act, in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

1.2	Amended and Restated Open Market Sale AgreementSM, dated as of August 7, 2026, by and between the Registrant and Jefferies LLC.

3.1(1)	Amended and Restated Certificate of Incorporation of Wave Life Sciences, Inc.

3.2(2)	Amended and Restated Bylaws of Wave Life Sciences, Inc.

4.1*	Form of Senior Debt Security.

4.2*	Form of Subordinated Debt Security.

4.3	Form of Senior Indenture.

4.4	Form of Subordinated Indenture.

4.5*	Form of Warrant Agreement and Warrant Certificate.

4.6*	Form of Rights Agreement and Right Certificate.

4.7*	Form of Unit Agreement and Unit.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of KPMG LLP.

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to the initial registration statement).

25.1*	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

25.2*	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

107(3)	Filing Fee Table.

*	To be subsequently filed, if applicable, by an amendment to this registration statement or as an exhibit to a report on Form 10-K, Form 10-Q or Form 8-K and incorporated herein by reference.
(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37627), filed with the Securities and Exchange Commission on August 7, 2026.

(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37627), filed with the Securities and Exchange Commission on August 7, 2026.
(3)	Incorporated by reference to Exhibit 107 to the Registrant’s Registration Statement on Form S-3ASR (File No. 333-283122), filed with the Securities and Exchange Commission on November 12, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on August 7, 2026.

WAVE LIFE SCIENCES, INC.

By:	/s/ Paul B. Bolno, M.D., MBA
Paul B. Bolno, M.D., MBA
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul B. Bolno, M.D., MBA Paul B. Bolno, M.D., MBA	President, Chief Executive Officer and Director (Principal Executive Officer)	August 7, 2026

/s/ Kyle Moran Kyle Moran	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 7, 2026

* Christian Henry	Chairman of the Board of Directors	August 7, 2026

* Gregory L. Verdine, Ph.D.	Director	August 7, 2026

* Peter Kolchinsky, Ph.D.	Director	August 7, 2026

* Aik Na Tan	Director	August 7, 2026

* Adrian Rawcliffe	Director	August 7, 2026

* Ken Takanashi, MBA, CPA	Director	August 7, 2026

* Mark H. N. Corrigan, M.D.	Director	August 7, 2026

* Heidi L. Wagner	Director	August 7, 2026

*By:	/s/ Paul B. Bolno, M.D., MBA
Paul B. Bolno, M.D., MBA
Attorney-in-fact